CBNK Delivers Strong Revenue Growth and Positive Operating Leverage
Rockville, Maryland, October 26, 2026 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported:

	Quarter Ended			% Change (Annualized)
(in millions, except per share data)	3Q26	2Q26	3Q25	3Q26 vs 2Q26	3Q26 vs 3Q25
Balance Sheet Summary
Gross Loans(1)	$3,114	$3,086	$2,822	3.6%	10.4%
Total Deposits	3,319	3,371	2,912	(6.1)%	14.0%
Customer Deposits(2)	2,988	3,140	2,675	(19.2)%	11.7%
Tangible Book Value per share(3)	$23.98	$23.45	$21.33	9.0%	12.4%

	GAAP					Core(3)
	Quarter Ended			Change		Quarter Ended			Change
(in millions, except per share data)	3Q26	2Q26	3Q25	3Q26 vs 2Q26	3Q26 vs 3Q25	3Q26	2Q26	3Q25	3Q26 vs 2Q26	3Q26 vs 3Q25
Earnings Summary
Net Income	$13.1	$14.3	$15.1	(7.9)%	(12.9)%	$14.7	$14.3	$12.2	3.2%	21.0%
Earnings per share - diluted	$0.80	$0.87	$0.89	(8.0)%	(10.1)%	$0.89	$0.87	$0.72	2.3%	23.6%
ROA	1.38%	1.52%	1.77%	(14) bps	(39) bps	1.55%	1.52%	1.43%	3 bps	12 bps
ROTCE(3)	13.62%	15.51%	17.49%	(189) bps	(387) bps	15.24%	15.51%	14.15%	(27) bps	109 bps
	Including Card					Excluding Card
NIM	5.81%	5.64%	6.36%	17 bps	(55) bps	4.18%	4.04%	4.66%	14 bps	(48) bps

	GAAP			Core(3)
	Nine Months Ended		Change	Nine Months Ended		Change
(in millions, except per share data)	3Q26	3Q25	3Q26 vs 3Q25	3Q26	3Q25	3Q26 vs 3Q25
Earnings Summary
Net Income	$39.4	$42.1	(6.5)%	$41.0	$41.3	(0.7)%
Earnings per share - diluted	$2.40	$2.50	(4.0)%	$2.49	$2.45	1.6%
ROA	1.41%	1.71%	(30) bps	1.47%	1.67%	(20) bps
ROTCE(3)	14.24%	17.06%	(282) bps	14.80%	16.70%	(190) bps
	Including Card			Excluding Card
NIM	5.72%	6.15%	(43) bps	4.12%	4.48%	(36) bps	[1]
“This was indeed a very busy quarter with the announcements of the merger with Peoples Bank and the sale of our Chicago branch,” said Steven J. Schwartz, Chairman of the Company. “However, it is also important to note our continued steady net interest margin and tangible net book value(3) growth, along with sustained double-digit loan growth and the quarter-over-quarter increase in core earnings per share. The Board is excited about both the synergistic opportunities the merger provides as well as our independent organic growth and performance prospects.”

(1) Gross loans represent portfolio loans receivable, net of deferred fees and costs.
(2) Customer deposits represent total deposits excluding brokered deposits.
(3) As used in this press release, Core net income, Core earnings per share - diluted, Core ROA, Core ROTCE, Tangible Book Value per share are non-GAAP financial metrics. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non-GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Third Quarter 2026 Highlights
•On September 29, 2026 the Company announced it has entered into a definitive merger agreement under which Peoples Bancorp, Inc. ("Peoples") will acquire Capital Bancorp, Inc. in an all-stock transaction. Under the terms of the agreement, shareholders will receive 1.11 shares of Peoples common stock for each share of the Company's common stock, representing an implied value of $43.75 per share and an approximate 22.7% premium over the Company's closing stock price on September 29, 2026. The implied value represented a 1.9x tangible book value per share(1) and 12.9x last-twelve-month earnings per share - diluted for the quarter ended June 30, 2026. The transaction is subject to receipt of required regulatory approvals, shareholder approval, and other customary closing conditions
•On September 29, 2026 the Company announced it has entered into a purchase and assumption agreement with respect to the Bank's branch office located in North Riverside, Illinois ("Chicago branch"), subject to regulatory approvals and other customary closing conditions. Based on the composition of deposits at September 30, 2026, the Bank would have received a deposit premium of approximately $3.2 million had the transaction closed at that date. The Bank will also receive a payment equal to the unpaid principal balance of loans transferred in the transaction, which could result in an additional gain at the time of closing
•Total deposits decreased $52.0 million or 6.1% (annualized) from 2Q 2026, primarily driven by decreases of $89.3 million from DDA products associated with our Title business, consistent with regular seasonality. The decrease in deposits also included a $45.2 million reduction associated with a single customer relationship that had grown significantly throughout the year and which was noted in the 2Q 2026 earnings release. Excluding deposits from title companies and the single customer relationship, deposits increased $82.5 million or 11.8% (annualized)
•Noninterest expenses increased $2.5 million or 23.3% (annualized) from 2Q 2026 as we continued to execute on strategic growth initiatives and incurred merger-related expenses related to the pending merger with Peoples. Excluding the impact of merger-related expenses, Core noninterest expenses(1) increased $1.0 million or 8.8% (annualized) from 2Q 2026
•Generated $80.2 million, or 10.2% (annualized) growth in total gross loans from 2Q 2026, largely driven by commercial and industrial ("C&I"), which grew $47.1 million, or 25.6% (annualized), across both held for sale and held for investment portfolios, and residential real estate, which grew $26.1 million, or 13.0% (annualized), across both held for sale and held for investment portfolios
•Continued tangible book value compounding, with tangible book value per share(1) increasing 9.0% (annualized) from 2Q 2026
•NIM of 5.81% increased 17 bps from 2Q 2026, driven by 14 bps from the Commercial Bank loan portfolio and 4 bps increased contribution from OpenSkyTM due to higher balances, partially offset by 1 bp from other Commercial Bank activity. Core NIM of 4.18% increased 14 bps from 2Q 2026, primarily driven by 11 bps from organic growth from Commercial Bank portfolio.
•Diluted earnings per share of $0.80, down 8.0% from 2Q 2026. Core earnings per share(1) increased $0.02, or 2.3% from 2Q 2026
•Produced 18.7% (annualized) fee income growth, led by government lending revenue, loan servicing rights income, credit card fees and USDA fees. Fee revenue represented 22.1% of total revenue
•The Company also declared a cash dividend on its common stock of $0.14 per share. The dividend is payable on November 25, 2026 to shareholders of record on November 9, 2026.
“We are excited about our combination with Peoples Bank and what it will bring to our franchises" said Ed Barry, CEO of the Company. "Our current quarter results reflect work on the merger and continued progress on our strategic plan. Prudent and disciplined financial management is demonstrated in our ability to deliver strong profitability in a volatile operating environment."
(1) As used in this press release, Core noninterest expense, Core net income, Core earnings per share - diluted, Core ROA, Core ROTCE, Tangible Book Value per share are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Reconciliation of GAAP Net Income to Core (Non-GAAP) Net Income
The following table provides a reconciliation of the Company's net income under GAAP to Core net income (non-GAAP) results excluding brokered time deposit call, merger-related expenses and other one-time non-recurring transactions.

	Third Quarter 2026			Second Quarter 2026			Third Quarter 2025
(in thousands)	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Income Before Income Taxes	Income Tax Expense	Net Income	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income
GAAP Net Income	$17,546	$4,424	$13,122	$18,454	$4,204	$14,250	$19,867	$4,802	$15,065
Deduct: Income from the Call of Brokered Time Deposits	—	—	—	—	—	—	(4,618)	(1,129)	(3,489)
Add: Merger-Related Expenses	1,577	—	1,577	—	—	—	697	122	575
Core Net Income(1)	$19,123	$4,424	$14,699	$18,454	$4,204	$14,250	$15,946	$3,795	$12,151

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
(in thousands)	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Income Before Income Taxes	Income Tax Expense	Net Income
GAAP Net Income	$51,871	$12,481	$39,390	$55,263	$13,130	$42,133
Deduct: Income from the Call of Brokered Time Deposits	—	—	—	(4,618)	(1,129)	(3,489)
Add: Merger-Related Expenses	1,577	—	1,577	3,361	752	2,609
Core Net Income(1)	$53,448	$12,481	$40,967	$54,006	$12,753	$41,253
Note: The income tax expense reflects the non-deductibility of certain merger-related expenses.
Net income of $13.1 million decreased $1.1 million compared to 2Q 2026, and earnings per share - diluted of $0.80 decreased $0.07 per share from 2Q 2026. Net income decreased $1.9 million, or 12.9%, compared to $15.1 million, or $0.89 per diluted share, for 3Q 2025. 3Q 2026 Core net income(1) of $14.7 million, or $0.89 per diluted share, increased $0.4 million, or 3.2%, compared to 2Q 2026 Core net income(1) of $14.3 million, or $0.87 per diluted share. 3Q 2026 Core net income(1) increased $2.5 million from 3Q 2025 Core net income(1) of $12.2 million. 3Q 2026 Core net income(1) excluding purchase accounting accretion ("PAA") was $14.4 million, an increase of $2.9 million, or 25.2%, from 3Q 2025 Core net income(1) of $11.5 million excluding PAA.
Consolidated Financial Performance
Quarterly net interest income:
•Net interest income of $53.1 million increased $2.1 million, or 4.2% (not annualized), compared to 2Q 2026, and increased $1.1 million, or 2.0%, year-over-year.
◦Interest income of $72.3 million increased $2.3 million, or 3.3% (not annualized), compared to 2Q 2026, and increased $7.4 million, or 11.4%, year-over-year. The increase from 2Q 2026 was primarily driven by a $2.4 million increase from Commercial Bank loan growth and $0.5 million increase from OpenSky™ due to higher balances and higher yields, slightly offset by a $0.5 million decrease in interest bearing cash income due to lower balances of interest-bearing deposits from other financial institutions. The increase year-over-year was primarily driven by $6.5 million from the Commercial Bank due to strong organic loan growth, and $0.9 million from OpenSky™ due to strong growth from the unsecured loan product.
▪Interest income included $0.3 million from net PAA in 3Q 2026, compared to $0.2 million in 2Q 2026 and $0.2 million in net PAA in 3Q 2025.
◦Interest expense of $19.2 million increased $0.2 million, or 1.0% (not annualized), compared to 2Q 2026, and increased $6.3 million, or 49.3%, year-over-year. The increase of $0.2 million, compared to 2Q 2026, was primarily driven by growth in money market accounts, offset by a decrease in borrowed funds. The increase of $6.3 million year-over-year was driven by $1.0 million from higher balances and a shift in deposit mix, $5.2 million of decreased benefit from net PAA, and $0.1 million of higher borrowing costs.
(1) As used in this press release, Core net income and Core noninterest expense are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Consolidated Financial Performance (continued)
▪Interest expense included a $0.1 million benefit from net PAA in both 3Q 2026 and 2Q 2026. There was a $5.3 million benefit from net PAA in 3Q 2025, which included $4.6 million from the call of brokered time deposits acquired from the IFH transaction ("Call of Brokered Time Deposits").
Quarterly provision:
•The 3Q 2026 provision for credit losses was $4.9 million, an increase of $1.3 million from 2Q 2026. The increase was primarily driven by $1.3 million of increased provision for the Commercial Bank from 2Q 2026, primarily due to a $1.0 million increased reserve requirement largely attributable to loan growth and $0.3 million decrease in net charge-offs. Net charge-offs totaled $3.8 million, or 0.49% of portfolio loans (annualized), consistent with $3.8 million or 0.50% of portfolio loans (annualized), in 2Q 2026.
◦Net charge-offs in the quarter included $3.2 million from OpenSky™ loans and $0.6 million from Commercial Bank loans. Net charge-offs for the Commercial Bank decreased $0.3 million quarter-over-quarter. OpenSky™ net charge-offs increased $0.3 million quarter-over-quarter, driven by the secured product.
◦At September 30, 2026, the ACL Coverage Ratio was 1.78%, an increase of 2 bps from June 30, 2026.
Quarterly fee revenue:
•Fee Revenue of $15.0 million increased $0.7 million, compared to 2Q 2026 and increased $4.0 million year-over-year. The increase of $0.7 million during 3Q 2026 was primarily driven by a $0.4 million increase in other income from fees associated with USDA transactions that did not close and an increase in small business investment company ("SBIC") income, and a $0.3 million increase in government lending revenue from both USDA and SBA gain on sale. The year-over-year fee revenue increase of $4.0 million was primarily driven by a $1.5 million increase in government lending revenue mostly from USDA gain on sale, $1.2 million from SBIC income, $0.8 million from government loan servicing and packaging revenue (Windsor™) driven by growth in servicing income from organic growth in the servicing portfolio, and $0.3 million from fees earned from USDA deals which were not executed. Fee revenue mix(1) was 22.1% of total revenue for 3Q 2026, compared to 22.0% during 2Q 2026, and 17.5% during 3Q 2025. Core fee revenue mix was 22.1% for 3Q 2026, compared to 22.0% during 2Q 2026, and 18.9% during 3Q 2025.
Quarterly noninterest expense:
•Noninterest expense of $45.7 million increased $2.5 million compared to 2Q 2026 and increased $7.4 million compared to 3Q 2025. Core noninterest expense(2) of $44.1 million increased $1.0 million compared to 2Q 2026 and increased $6.5 million compared to 3Q 2025. Core comparisons include:
◦The increase of $1.0 million quarter-over-quarter was primarily driven by $1.0 million higher personnel costs primarily due to planned investment in headcount
◦Year-over-year expense growth of $6.5 million was primarily driven by planned expansion and investment in headcount across the organization, and an increase in professional fees associated with investments in shared services areas and OpenSky™.
Quarterly income taxes:
•Income tax expense of $4.4 million, or 25.2% of pre-tax income for 3Q 2026, increased $0.2 million from $4.2 million, or 22.8% of pre-tax income for 2Q 2026. The effective income tax rate change quarter-over-quarter primarily reflects $1.6 million of non-deductible merger costs. Our Core effective income tax rate excluding non-deductible merger costs was 23.1% for 3Q 2026.

(1) Fee revenue mix equals fee revenue divided by the sum of fee revenue and net interest income before provision for credit losses.
(2) As used in this press release, Core noninterest expense, Core net income, Core earnings per share - diluted, Core ROA, Core ROTCE, Tangible Book Value per share are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Consolidated Financial Performance (continued)
Total assets:
Total assets of $3.8 billion at September 30, 2026 decreased $87.4 million, or 8.9% (annualized) from June 30, 2026. The $87.4 million decrease was primarily driven by $156.2 million of decreased cash and cash equivalents, offset by total loan growth of $80.2 million (inclusive of portfolio loans receivable and loans held for sale). Total assets growth year-over-year was $413.1 million, or 12.2%. The growth year-over-year was primarily driven by increases in portfolio loans and cash balances.
Gross Loans:
•Total loans increased $80.2 million driven by increases in loans held for sale of $51.9 million and loans held for investment of $28.3 million
•Loans held for sale increased $51.9 million, primarily driven by a reclassification of $60.2 million of loans from held for investment to held for sale due to the pending Chicago branch sale, subject to mutual agreement with the buyer on the loan population.
•Gross Loans held for investment of $3.1 billion at September 30, 2026 increased $28.3 million, or 3.6% (annualized), from June 30, 2026 and increased $292.3 million, or 10.4%, year-over-year.
◦Excluding the impact of $60.2 million of loans reclassified to held for sale, gross loans held for investment increased $88.5 million, or 11.4% (annualized) from June 30, 2026.
◦Compared to June 30, 2026, growth was primarily driven by $42.7 million from C&I and $10.0 million from construction real estate, slightly offset by a $21.1 million decrease in commercial real estate.
▪The $42.7 million growth from C&I was driven by $20.1 million SBA, $14.7 million legacy, and $7.9 million USDA.
◦C&I loans, plus owner-occupied CRE loans, totaled 38.3% of total portfolio loans at September 30, 2026, 37.4% at June 30, 2026, and 37.6% at September 30, 2025.
Deposits:
•Total deposits of $3.3 billion at September 30, 2026 decreased $52.0 million, or 6.1% (annualized), from June 30, 2026, and increased $407.1 million, or 14.0% from September 30, 2025.
◦Excluding a $99.9 million increase in brokered time deposits, customer deposits decreased $151.8 million or 19.2% (annualized), which was driven by an $89.3 million decrease from DDA products associated with our Title business due to typical seasonality, a $35.6 million increase from organic activity, and a $26.9 million decrease from customer time deposits which were not renewed or extended.
▪The $151.8 million decrease includes $68.4 million from interest-bearing demand accounts, $52.8 million from noninterest-bearing deposits, $11.2 million from customer money market deposits, and $26.9 million from customer time deposits, partially offset by $7.5 million of growth from savings accounts.
◦The increase in total deposits of $407.1 million year-over-year was primarily driven by $390.4 million in growth from customer money market deposits and $17.7 million from high yield savings accounts, with offsetting activity across other deposit products.
◦Total deposits include $111.1 million of deposits expected to be assumed in connection with the pending Chicago branch sale, subject to finalization of the purchase and assumption agreement.
◦Insured and protected(1) deposits were approximately $2.2 billion as of September 30, 2026 representing 66.6% of the Company's deposit portfolio.

(1) Protected deposits include deposits that are indirectly protected under the product terms.

Consolidated Financial Performance (continued)
◦Low interest(1) and noninterest-bearing demand deposit account ("DDA") deposits totaled $1.2 billion, or 36.1% of deposits, a decrease of $113.8 million, or 8.7% from 2Q 2026, and an increase of $52.1 million, or 4.5% year-over-year.
▪The average rate on the low interest and noninterest-bearing deposits was 0.30% for 3Q 2026, which increased 1 bps compared to 2Q 2026 and increased 15 bps year-over-year.
•The average portfolio loans-to-deposit ratio was 96.0% for 3Q 2026, compared to 94.3% for 2Q 2026, and 95.6% for 3Q 2025.
Investment securities:
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $214.5 million, or 5.6% of total assets, and an effective duration of 2.4 years, with U.S. Treasury Securities representing 61% of the overall investment portfolio at September 30, 2026. The accumulated other comprehensive loss on the investment securities portfolio increased $2.9 million during the quarter to $9.2 million after-tax as of September 30, 2026, which represents 2.1% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
Liquidity:
•The Company maintains stable and diversified sources of contingent liquidity, generally consistent with the prior quarter. Total available borrowing capacity as of September 30, 2026 was $842.6 million, compared to $801.6 million as of June 30, 2026, consisting of $736.0 million of available collateralized borrowing capacity, $100.5 million of unsecured lines of credit with other banks, and $6.1 million of unpledged investment securities available to collateralize potential additional borrowings. Including cash and cash equivalents of $262.0 million, total liquidity was approximately $1.1 billion.
Capital:
•As of September 30, 2026, the Company reported a Common Equity Tier-1 capital ratio of 13.25% and a Tier 1 leverage ratio of 10.84%, compared to 13.16% and 10.51%, respectively, at June 30, 2026. At September 30, 2026, the Company and the Bank maintained regulatory capital ratios that exceed all capital adequacy requirements.
•There were no shares repurchased and retired during the three months ended September 30, 2026, as part of the Company's stock repurchase program. As of September 30, 2026, there was $12.4 million remaining to be repurchased under the current $15.0 million authorized repurchase program, which will expire on December 31, 2026. In connection with the merger agreement with Peoples, the Company has suspended its stock repurchase program and does not currently expect to repurchase additional shares while the proposed transaction is pending.
(1) Low interest deposits include interest-bearing demand and savings accounts.

Financial Metrics
Net Interest Margin:
NIM of 5.81% for 3Q 2026, increased 17 bps compared to the prior quarter, but decreased 55 bps year-over-year. Core NIM(1) of 4.18% increased 14 bps (but increased 12 bps when excluding PAA) compared to the prior quarter, and decreased 48 bps year-over-year. Net PAA for 3Q 2026 was 4 bps for NIM and 5 bps for Core NIM(1). The increase quarter-over-quarter in Core NIM includes 11 bps from organic growth from Commercial Bank portfolio, 2 bps from one non-performing loan relationship in 2Q 2026, and 1 bp from higher net PAA compared to 2Q 2026. There was $4.6 million of PAA from the Call of Brokered Time Deposits during 3Q 2025, or 56 bps of NIM and 59 of Core NIM. Excluding the impact from the Call of Brokered Time Deposits, NIM increased 1 bp and Core NIM increased 11 bps year-over-year.
•The average yield on interest earning assets of 7.91% increased 16 bps compared to the prior quarter and decreased 2 bps year-over-year. The increase quarter-over-quarter was due to growth in both the Commercial Bank and OpenSky™ portfolios. The decrease year-over-year was primarily due to the impact of changes in the rate environment to the Commercial Bank and OpenSky™ portfolios.
◦The Core Loan Yield(1) of 6.83% for 3Q 2026 increased 6 bps compared to 2Q 2026, and increased 9 bps year-over-year. The increase quarter-over-quarter includes 3 bps from organic portfolio growth and 3 bps from loan PAA. The increase year-over-year was primarily a result of organic portfolio growth.
•The total cost of deposits of 2.30% for 3Q 2026 increased 1 bp compared to 2Q 2026, and increased 57 bps year-over-year. The increase year-over-year was primarily due to 63 bps from the Call of Brokered Time Deposits in 3Q 2025. Excluding the Call of Brokered Time Deposits from 3Q 2025, total cost of deposits would have decreased 6 bps year-over-year, primarily driven by a shift in product mix as well as changes in the rate environment offsetting lower time deposit PAA.
•The total cost of interest-bearing deposits of 3.09% for 3Q 2026, remained consistent compared to the prior quarter, and increased 68 bps year-over-year. The increase year-over-year was primarily due to 87 bps from the Call of Brokered Time Deposits in 3Q 2025. Excluding the Call of Brokered Time Deposits from 3Q 2025, total cost of interest-bearing deposits would have decreased 19 bps year-over-year, which was primarily driven by a shift in product mix as well as changes in the rate environment.
•Net PAA of $0.4 million, or 4 bps of NIM and 5 bps of Core NIM(1), during 3Q 2026, increased $0.1 million from 2Q 2026 due to $0.2 million from the acceleration of PAA from a loan that paid off during 3Q 2026, partially offset by $0.1 million lower time deposit PAA from the run-off of certain purchase accounting marks associated with acquired IFH deposit portfolio. There was $5.5 million from net PAA during 3Q 2025, which includes $4.6 million, or 59 bps of Core NIM, from the Call of Brokered Time Deposits. Excluding the impact from the Call of Brokered Time Deposits, net PAA decreased $0.5 million mainly driven by lower time deposit PAA.
Credit Metrics and Asset Quality:
Nonperforming assets were $60.5 million, or 1.59% of total assets, at September 30, 2026, a decrease of $0.3 million but an increase of 3 bps from June 30, 2026. The decrease of $0.3 million was primarily driven by the acquired IFH portfolio. Nonperforming assets increased $8.3 million or 5 bps year-over-year, mainly due to the $9.7 million increase during 2Q 2026 related to the legacy bank loan relationship noted during 2Q 2026. At September 30, 2026, substandard loans totaled $71.4 million, or 2.3% of total portfolio loans, compared to $70.6 million, or 2.3% of total portfolio loans, at June 30, 2026 and $56.8 million, or 2.0% of total portfolio loans, at September 30, 2025. The $14.6 million year-over-year increase in substandard loans was primarily driven by the $9.7 million legacy bank relationship that is referenced above. At September 30, 2026, special mention loans totaled $67.8 million, or 2.2%, of total portfolio loans, compared to $61.5 million, or 2.0% of total portfolio loans, at June 30, 2026, and $71.5 million, or 2.5% of total portfolio loans, at September 30, 2025.
Efficiency Ratio:
The efficiency ratio was 67.1% for 3Q 2026, compared to 66.1% for 2Q 2026 and 60.8% for 3Q 2025. The Core efficiency ratio(1) was 64.8% for 3Q 2026, which decreased from 66.1% compared to the prior quarter, and increased from 64.4% for 3Q 2025.
(1) As used in this press release, Core NIM, Core Loan Yield, and Core efficiency ratio are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Financial Metrics (continued)
Returns:
ROA was 1.38% for 3Q 2026, compared to 1.52% for 2Q 2026, and 1.77% for 3Q 2025. Core ROA(1) for 3Q 2026 was 1.55%, compared to 1.52% for 2Q 2026, and 1.43% for 3Q 2025.
•ROE was 12.16% for 3Q 2026, compared to 13.80% for 2Q 2026, and 15.57% for 3Q 2025. Core ROE(1) was 13.63% for 3Q 2026, compared to 13.80% for 2Q 2026, and 12.56% for 3Q 2025.
•ROTCE(1) was 13.62% for 3Q 2026, compared to 15.51% for 2Q 2026, and 17.49% for 3Q 2025. Core ROTCE(1) for 3Q 2026 was 15.24%, compared to 15.51% for 2Q 2026, and 14.15% for 3Q 2025.
Book Value:
Book value per common share of $26.42 at September 30, 2026, increased $0.50 when compared to June 30, 2026, and increased $2.62 when compared to September 30, 2025. Tangible book value per share(1) increased $0.53, or 2.3% (not annualized), to $23.98 at September 30, 2026 when compared to June 30, 2026, and increased $2.65, or 12.4%, when compared to September 30, 2025.

(1) As used in this press release, Core ROA, Core ROE, ROTCE, Core ROTCE, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Reportable Segments
Commercial Bank
Loan Growth – Portfolio loans(1) increased $24.8 million at September 30, 2026 compared to June 30, 2026, primarily driven by increases of $42.7 million from C&I, $10.0 million from construction real estate, and $5.6 million from lender finance, offset by decreases of $21.1 million from CRE and $13.5 million from residential real estate. Excluding the impact of $60.2 million of loans reclassified to held for sale, gross loans held for investment increased $88.5 million, or 11.4% (annualized) from June 30, 2026. Portfolio loans increased $276.5 million at September 30, 2026 compared to September 30, 2025, driven by $155.1 million from C&I, $44.2 million from residential real estate, $36.4 million from construction real estate, and $12.1 million from CRE. Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income – Interest income of $55.6 million increased $1.9 million from the prior quarter, driven by $2.4 million from loan growth, slightly offset by a $0.5 million decrease from interest bearing cash income. Interest expense of $19.1 million increased $0.2 million, driven by growth and a mix shift in the deposit portfolio.
Credit Metrics – Nonperforming assets increased 3 bps to 1.68% of total assets at September 30, 2026, compared to June 30, 2026. Total nonaccrual loans at September 30, 2026, were $56.7 million, a decrease of $0.3 million or 0.6% compared to $57.0 million at June 30, 2026.
Classified and Criticized Loans – At September 30, 2026, special mention loans totaled $67.8 million, or 2.2% of total portfolio loans, compared to $61.5 million, or 2.0% of total portfolio loans, at June 30, 2026. At September 30, 2026, substandard loans totaled $71.4 million, or 2.3% of total portfolio loans, compared to $70.6 million, or 2.3% of total portfolio loans, at June 30, 2026.
OpenSky™
OpenSky™ results reflected continued loan balance growth, lower operating expenses and credit performance consistent with management expectations.
Accounts – During 3Q 2026, credit card accounts declined to 575.8 thousand, decreasing 12.8 thousand, or 2.2% (not annualized) from June 30, 2026, and decreasing 11.8 thousand, or 2.0% year-over-year.
Loan and Deposit Balances – Secured and unsecured loan balances, net of reserves for interest and fees, of $149.2 million at September 30, 2026 increased by $3.9 million, or 2.7% (not annualized), compared to June 30, 2026, and increased $12.7 million, or 9.3%, year-over-year. Deposit balances of $162.4 million at September 30, 2026, decreased $3.8 million compared to June 30, 2026 and decreased $4.5 million, or 2.7% year-over-year. Gross unsecured loan balances of $57.6 million at September 30, 2026, increased $6.4 million, or 12.4% (not annualized), compared to $51.2 million at June 30, 2026, and increased $18.0 million, or 45.5% (not annualized), year-over-year. Gross secured loan balances of $93.7 million at September 30, 2026, decreased $2.4 million, or 2.5% (not annualized), compared to $96.0 million at June 30, 2026, and decreased $5.1 million, or 5.2% (not annualized) year-over-year.
Net Interest Income – Interest income of $16.5 million increased $0.5 million compared to 2Q 2026, supported by higher average OpenSky™ credit card loan balances. Average OpenSky™ credit card loan balances, net of reserves and deferred fees of $143.9 million for 3Q 2026, increased $6.8 million, or 5.0% (not annualized), compared to 2Q 2026.
Fee Revenue – Total fee revenue of $4.6 million increased $0.1 million from the prior quarter primarily driven by continued growth in net interest income as loan balances increased.
Noninterest Expense – Total noninterest expense of $15.7 million increased $0.3 million compared to 2Q 2026, driven by increased spending on professional services.
OpenSky™ Credit – Portfolio credit metrics continued to be generally consistent with modeled expectations during 3Q 2026. The provision for credit losses of $4.1 million increased $0.1 million when compared to the prior quarter. Net charge-offs increased $0.3 million to $3.2 million in 3Q 2026 from $2.9 million in 2Q 2026. The $0.3 million increase in charge-offs was primarily driven by the secured product and is consistent with normal seasonality and expectations for the card business. On a year-over-year basis, net charge-offs for the secured product increased only $0.1 million, while net charge-offs for the unsecured product increased $1.0 million, driven by growth in the unsecured portfolio. The majority of OpenSky's™ unsecured loan product is offered to current and former secured card customers, where the Company has historical customer performance data. Unsecured loans have been offered by OpenSky™ since the fourth
(1) Portfolio loans represents portfolio loans receivable excluding deferred origination fees, net.

quarter of 2021 and have generally performed in alignment with management expectations over that time period. OpenSky™ has begun testing limited offers to new customers; this activity remains insignificant to the overall unsecured loan portfolio and total accounts, and balances are expected to remain de minimis through year-end as management monitors performance.
Capital Bank Home Loans
Originations of loans held for sale totaled $75.3 million during 3Q 2026, with $47.9 million of mortgage loans sold resulting in a gain on sale of loans of $1.4 million, representing a 2.93% gain on sale as a percentage of total loans sold. Originations of loans held for sale totaled $106.9 million during 2Q 2026, with $87.1 million of mortgage loans sold resulting in a gain on sale of loans of $2.4 million, representing a 2.71% gain on sale as a percentage of total loans sold.
Windsor Advantage™
Gross government loan servicing revenue totaled $6.7 million, including $1.7 million of Capital Bank related servicing fees, during 3Q 2026. Gross government loan servicing revenue totaled $6.6 million, including $1.3 million of Capital Bank related servicing fees, during 2Q 2026. Windsor's™ total servicing portfolio was $3.5 billion at September 30, 2026, and $3.4 billion at June 30, 2026. In 3Q 2026, Windsor processed the closing of $183.9 million of government guaranteed loans, a 17.8% decrease from $223.6 million in 2Q 2026 and a 35.4% increase from $135.8 million in 3Q 2025.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			3Q26 vs 2Q26		3Q26 vs 3Q25
(in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$72,292	$69,959	$64,891	$2,333	3.3%	$7,401	11.4%
Interest expense	19,214	19,030	12,871	184	1.0%	6,343	49.3%
Net interest income	53,078	50,929	52,020	2,149	4.2%	1,058	2.0%
Provision for credit losses	4,903	3,585	4,650	1,318	36.8%	253	5.4%
Provision for (release of) credit losses on unfunded commitments	(54)	65	217	(119)	(183.1)%	(271)	(124.9)%
Noninterest income	15,039	14,361	11,068	678	4.7%	3,971	35.9%
Noninterest expense	45,722	43,186	38,354	2,536	5.9%	7,368	19.2%
Income before income taxes	17,546	18,454	19,867	(908)	(4.9)%	(2,321)	(11.7)%
Income tax expense	4,424	4,204	4,802	220	5.2%	(378)	(7.9)%
Net income	$13,122	$14,250	$15,065	$(1,128)	(7.9)%	$(1,943)	(12.9)%
Core net income(1)	$14,699	$14,250	$12,151	$449	3.2%	$2,548	21.0%

Pre-tax pre-provision net revenue ("PPNR") (1)	$22,395	$22,104	$24,734	$291	1.3%	$(2,339)	(9.5)%
Core PPNR(1)	$23,972	$22,104	$20,813	$1,868	8.5%	$3,159	15.2%

Common Share Data
Earnings per share - Basic	$0.81	$0.87	$0.91	$(0.06)	(6.9)%	$(0.10)	(11.0)%
Earnings per share - Diluted	$0.80	$0.87	$0.89	$(0.07)	(8.0)%	$(0.09)	(10.1)%
Core earnings per share - Diluted(1)	$0.89	$0.87	$0.72	$0.02	2.3%	$0.17	23.6%
Weighted average common shares - Basic	16,294	16,288	16,586
Weighted average common shares - Diluted	16,482	16,373	16,844

Return Ratios
Return on average assets (annualized)	1.38%	1.52%	1.77%
Core return on average assets (annualized)(1)	1.55%	1.52%	1.43%
Return on average equity (annualized)	12.16%	13.80%	15.57%
Core return on average equity (annualized)(1)	13.63%	13.80%	12.56%
Return on average tangible common equity (annualized)(1)	13.62%	15.51%	17.49%
Core return on average tangible common equity (annualized)(1)	15.24%	15.51%	14.15%
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (continued)

	Nine Months Ended
	September 30,
(in thousands, except per share data)	2026	2025	$ Change	% Change
Earnings Summary
Interest income	$210,221	$192,237	$17,984	9.4%
Interest expense	56,816	46,524	10,292	22.1%
Net interest income	153,405	145,713	7,692	5.3%
Provision for credit losses	11,502	10,977	525	4.8%
Provision for credit losses on unfunded commitments	216	217	(1)	(0.5)%
Noninterest income	42,773	36,723	6,050	16.5%
Noninterest expense	132,589	115,979	16,610	14.3%
Income before income taxes	51,871	55,263	(3,392)	(6.1)%
Income tax expense	12,481	13,130	(649)	(4.9)%
Net income	$39,390	$42,133	$(2,743)	(6.5)%
Core net income(1)	$40,967	$41,253	$(286)	(0.7)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$63,589	$66,457	$(2,868)	(4.3)%
Core PPNR(1)	$65,166	$65,200	$(34)	(0.1)%

Common Share Data
Earnings per share - Basic	$2.42	$2.54	$(0.12)	(4.7)%
Earnings per share - Diluted	$2.40	$2.50	$(0.10)	(4.0)%
Core earnings per share - Diluted(1)	$2.49	$2.45	$0.04	1.6%
Weighted average common shares - Basic	16,309	16,611
Weighted average common shares - Diluted	16,437	16,850

Return Ratios
Return on average assets (annualized)	1.41%	1.71%
Core return on average assets (annualized)(1)	1.47%	1.67%
Return on average equity (annualized)	12.66%	15.10%
Core return on average equity (annualized) (1)	13.17%	14.79%
Return on average tangible common equity (annualized)(1)	14.24%	17.06%
Core return on average tangible common equity (annualized)(1)	14.80%	16.70%
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (continued)

	Quarter Ended			Quarter Ended
	September 30,			June 30,	March 31,	December 31,
(in thousands, except per share data)	2026	2025	% Change	2026	2026	2025
Balance Sheet Highlights
Assets	$3,802,553	$3,389,442	12.2%	$3,889,938	$3,808,467	$3,606,207
Investment securities available-for-sale	214,486	232,640	(7.8)%	219,947	230,525	230,083
Mortgage loans held for sale	74,251	14,146	424.9%	22,370	13,739	25,828
Portfolio loans receivable (2)	3,114,264	2,821,983	10.4%	3,085,950	3,026,431	2,959,457
Allowance for credit losses	55,493	53,045	4.6%	54,431	54,680	54,660
Goodwill	25,969	25,969	—%	25,969	25,969	25,969
Intangible assets	13,989	15,033	(6.9)%	14,250	14,511	14,771
Deposits	3,319,135	2,912,053	14.0%	3,371,103	3,292,047	3,093,200
FHLB borrowings	—	22,000	(100.0)%	50,000	50,000	50,000
Other borrowed funds	2,062	12,062	(82.9)%	2,062	2,062	2,062
Total stockholders' equity	431,450	394,770	9.3%	422,205	408,859	401,757
Tangible common equity (1)	391,492	353,768	10.7%	381,986	368,379	361,017

Common shares outstanding	16,329	16,589	(1.6)%	16,289	16,286	16,373
Book value per share	$26.42	$23.80	11.0%	$25.92	$25.10	$24.54
Tangible book value per share (1)	$23.98	$21.33	12.4%	$23.45	$22.62	$22.05
Dividends per share	$0.14	$0.12	16.7%	$0.12	$0.12	$0.12
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Nine Months Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Interest income
Loans, including fees	$68,136	$65,362	$64,186	$64,933	$60,838	$197,684	$180,339
Investment securities available-for-sale	1,826	1,814	1,459	1,728	1,805	5,099	5,248
Federal funds sold and other	2,330	2,783	2,325	1,973	2,248	7,438	6,650
Total interest income	72,292	69,959	67,970	68,634	64,891	210,221	192,237

Interest expense
Deposits	18,959	18,522	18,070	17,805	12,732	55,551	45,966
Borrowed funds	255	508	502	550	139	1,265	558
Total interest expense	19,214	19,030	18,572	18,355	12,871	56,816	46,524

Net interest income	53,078	50,929	49,398	50,279	52,020	153,405	145,713
Provision for credit losses	4,903	3,585	3,014	3,988	4,650	11,502	10,977
Provision for (release of) credit losses on unfunded commitments	(54)	65	205	(29)	217	216	217
Net interest income after provision for credit losses	48,229	47,279	46,179	46,320	47,153	141,687	134,519
Noninterest income
Service charges on deposits	418	409	403	371	425	1,230	945
Credit card fees	4,520	4,395	4,692	4,837	4,509	13,607	12,529
Mortgage banking revenue	1,849	1,960	1,556	1,960	1,927	5,365	5,512
Government lending revenue	1,474	1,207	923	—	14	3,604	4,222
Government loan servicing revenue	5,073	5,303	4,345	4,036	4,265	14,721	11,477
Loan servicing rights	523	292	497	295	368	1,312	250
Other income (loss)	1,182	795	957	965	(440)	2,934	1,788
Total noninterest income	15,039	14,361	13,373	12,464	11,068	42,773	36,723
Noninterest expenses
Salaries and employee benefits	21,116	20,067	20,317	17,914	17,728	61,500	54,255
Occupancy and equipment	4,144	3,942	3,562	2,638	2,849	11,648	8,754
Professional fees	4,919	4,125	4,965	4,294	2,131	14,009	6,665
Data processing	7,708	7,551	7,767	7,502	7,654	23,026	22,286
Advertising	1,566	1,816	1,466	1,398	1,714	4,848	4,864
Loan processing	543	1,475	1,383	1,152	1,114	3,401	2,836
Merger-related expenses	1,577	—	—	—	697	1,577	3,361
Operational and other card fraud related losses	930	690	690	750	923	2,310	2,759
Regulatory assessment expenses	930	925	941	858	740	2,796	2,513
Other operating	2,289	2,595	2,590	2,597	2,804	7,474	7,686
Total noninterest expenses	45,722	43,186	43,681	39,103	38,354	132,589	115,979
Income before income taxes	17,546	18,454	15,871	19,681	19,867	51,871	55,263
Income tax expense	4,424	4,204	3,853	4,644	4,802	12,481	13,130
Net income	$13,122	$14,250	$12,018	$15,037	$15,065	$39,390	$42,133

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
(in thousands, except share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Assets
Cash and due from banks	$15,563	$24,771	$20,182	$30,894	$25,724
Interest-bearing deposits at other financial institutions	246,469	393,428	379,069	224,611	163,078
Federal funds sold	—	60	60	60	59
Total cash and cash equivalents	262,032	418,259	399,311	255,565	188,861
Investment securities available-for-sale	214,486	219,947	230,525	230,083	232,640
Restricted investments	6,360	8,707	8,691	8,397	7,057
Loans held for sale(1)	74,251	22,370	13,739	25,828	14,146
Portfolio loans receivable, net of deferred fees and costs	3,114,264	3,085,950	3,026,431	2,959,457	2,821,983
Less allowance for credit losses	(55,493)	(54,431)	(54,680)	(54,660)	(53,045)
Total portfolio loans held for investment, net	3,058,771	3,031,519	2,971,751	2,904,797	2,768,938
Premises and equipment, net(1)	17,531	17,669	17,732	15,072	15,304
Accrued interest receivable	23,189	19,429	16,795	16,695	19,011
Goodwill	25,969	25,969	25,969	25,969	25,969
Intangible assets	13,989	14,250	14,511	14,771	15,033
Loan servicing assets	1,994	1,847	1,957	1,816	2,070
Deferred tax asset	18,206	16,504	15,187	14,992	14,885
Bank owned life insurance	46,654	46,260	45,871	45,488	45,105
Other assets	39,121	47,208	46,428	46,734	40,423
Total assets	$3,802,553	$3,889,938	$3,808,467	$3,606,207	$3,389,442

Liabilities
Deposits
Noninterest-bearing	$844,536	$897,363	$871,677	$852,741	$857,543
Interest-bearing	2,474,599	2,473,740	2,420,370	2,240,459	2,054,510
Total deposits(1)	3,319,135	3,371,103	3,292,047	3,093,200	2,912,053
Federal Home Loan Bank advances	—	50,000	50,000	50,000	22,000
Other borrowed funds	2,062	2,062	2,062	2,062	12,062
Accrued interest payable	6,843	6,606	8,944	8,745	8,045
Other liabilities	43,063	37,962	46,555	50,443	40,512
Total liabilities	3,371,103	3,467,733	3,399,608	3,204,450	2,994,672

Stockholders' equity
Common stock	163	163	163	164	166
Additional paid-in capital	114,557	113,217	112,268	114,604	121,707
Retained earnings	325,944	315,103	302,808	292,749	279,693
Accumulated other comprehensive loss	(9,214)	(6,278)	(6,380)	(5,760)	(6,796)
Total stockholders' equity	431,450	422,205	408,859	401,757	394,770
Total liabilities and stockholders' equity	$3,802,553	$3,889,938	$3,808,467	$3,606,207	$3,389,442
_______________
(1)Balances include held for sale transactions in connection with sale of Chicago branch.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended September 30, 2026			Three Months Ended June 30, 2026			Three Months Ended September 30, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$242,761	$2,218	3.62%	$295,167	$2,646	3.60%	$194,858	$2,139	4.36%
Federal funds sold	22	—	—	60	—	—	59	1	5.79
Investment securities available-for-sale	227,537	1,826	3.18	240,102	1,814	3.03	241,086	1,805	2.97
Restricted investments	7,441	112	5.97	8,701	137	6.32	7,052	108	6.06
Loans held for sale (2)(3)	11,630	194	6.62	17,381	252	5.82	13,783	228	6.57
Portfolio loans receivable(3)(4)	3,135,648	67,942	8.60	3,058,476	65,110	8.54	2,789,815	60,610	8.62
Total interest earning assets	3,625,039	72,292	7.91	3,619,887	69,959	7.75	3,246,653	64,891	7.93
Noninterest earning assets(2)	140,002			141,624			131,643
Total assets	$3,765,041			$3,761,511			$3,378,296

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$332,684	768	0.92	$346,671	816	0.94	$282,873	388	0.54
Savings	22,479	115	2.03	17,790	70	1.58	12,887	15	0.47
Money market accounts	1,375,162	11,389	3.29	1,315,061	10,797	3.29	985,106	8,650	3.48
Time deposits	703,072	6,687	3.77	722,144	6,839	3.80	815,302	3,679	1.79
Borrowed funds	25,051	255	4.04	52,062	508	3.91	34,062	139	1.62
Total interest-bearing liabilities(2)	2,458,448	19,214	3.10	2,453,728	19,030	3.11	2,130,230	12,871	2.40
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	46,904			51,427			43,245
Noninterest-bearing deposits(2)	831,739			842,312			820,899
Stockholders’ equity	427,950			414,044			383,922
Total liabilities and stockholders’ equity	$3,765,041			$3,761,511			$3,378,296

Net interest spread			4.81%			4.64%			5.53%
Net interest income		$53,078			$50,929			$52,020
Net interest margin(5)			5.81%			5.64%			6.36%
_______________
(1)Annualized.
(2)Balances include held for sale transactions in connection with sale of Chicago branch.
(3)Average balances includes nonaccrual loans. As of September 30, 2026, nonaccrual loans of $0.3 million were included in Loans held for sale and $56.4 million in Portfolio loans receivable.
(4)For the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, Core Loan Yield was 6.83%, 6.77% and 6.74%, respectively.
(5)For the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, Core Net Interest Margin was 4.18%, 4.04% and 4.66%, respectively.

	Nine Months Ended September 30,
	2026			2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$261,412	$7,063	3.61%	$193,337	$6,342	4.39%
Federal funds sold	47	1	2.84	59	2	4.24
Investment securities available-for-sale	233,592	5,099	2.92	235,690	5,248	2.98
Restricted investments	8,191	373	6.09	6,622	306	6.17
Loans held for sale (2)(3)	13,971	623	5.96	11,046	629	7.62
Portfolio loans receivable(3)(4)	3,067,904	197,062	8.59	2,719,834	179,710	8.83
Total interest earning assets	3,585,117	210,221	7.84	3,166,588	192,237	8.12
Noninterest earning assets(2)	141,434			131,582
Total assets	$3,726,551			$3,298,170

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$314,587	$1,998	0.85%	$269,184	$1,147	0.57%
Savings	18,022	214	1.59	13,044	49	0.51
Money market accounts	1,293,968	31,666	3.27	927,044	24,071	3.47
Time deposits	755,275	21,673	3.84	830,451	20,699	3.33
Borrowed funds	42,959	1,265	3.94	34,062	558	2.19
Total interest-bearing liabilities(2)	2,424,811	56,816	3.13	2,073,785	46,524	3.00
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	54,081			48,374
Noninterest-bearing deposits(2)	831,811			802,991
Stockholders’ equity	415,848			373,020
Total liabilities and stockholders’ equity	$3,726,551			$3,298,170

Net interest spread			4.71%			5.12%
Net interest income		$153,405			$145,713
Net interest margin(5)			5.72%			6.15%
_______________
(1)Annualized.
(2)Balances include held for sale transactions in connection with sale of Chicago branch.
(3)Includes nonaccrual loans.
(4)For the nine months ended September 30, 2026 and 2025, collectively. Core Loan Yield was 6.84% and 7.01%, respectively.
(5)For the nine months ended September 30, 2026 and 2025, collectively. Core Net Interest Margin was 4.12% and 4.48%, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, OpenSky™ (the Company’s credit card division), Windsor Advantage™ and Capital Bank Home Loans (the Company’s mortgage loan division).

The following schedules reported internally for performance assessment by the chief operating decision maker presents financial information for each reportable segment for the periods indicated. Total assets are presented as of September 30, 2026, June 30, 2026, and September 30, 2025.

Segments
For the three months ended September 30, 2026
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$55,580	$16,517	$—	$195	$72,292
Interest expense	19,128	—	—	86	19,214
Net interest income	36,452	16,517	—	109	53,078
Provision for credit losses	833	4,070	—	—	4,903
Release of credit losses on unfunded commitments	(54)	—	—	—	(54)
Net interest income after provision	35,673	12,447	—	109	48,229
Noninterest income
Service charges on deposits	418	—	—	—	418
Credit card fees	—	4,520	—	—	4,520
Mortgage banking revenue	490	—	—	1,359	1,849
Government lending revenue	1,474	—	—	—	1,474
Government loan servicing revenue(1)	(1,665)	—	6,738	—	5,073
Loan servicing rights	523	—	—	—	523
Other income	877	31	5	269	1,182
Total noninterest income	2,117	4,551	6,743	1,628	15,039
Noninterest expenses
Salaries and employee benefits	11,879	4,319	3,095	1,823	21,116
Occupancy and equipment	2,441	1,064	436	203	4,144
Professional fees	2,469	1,736	287	427	4,919
Data processing	442	7,152	62	52	7,708
Advertising	1,183	143	123	117	1,566
Loan processing	266	5	1	271	543
Merger-related expenses	1,577	—	—	—	1,577
Operational and other card fraud related losses	73	812	23	22	930
Regulatory assessment expenses	563	232	70	65	930
Other operating	1,332	262	563	132	2,289
Total noninterest expenses	22,225	15,725	4,660	3,112	45,722
Net income (loss) before taxes	$15,565	$1,273	$2,083	$(1,375)	$17,546

Total assets	$3,607,589	$144,462	$28,508	$21,994	$3,802,553
_______________
(1)Gross government loan servicing revenue totaled $6.7 million, including $1.7 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended September 30, 2026.

Segments
For the three months ended June 30, 2026
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$53,712	$15,995	$—	$252	$69,959
Interest expense	18,894	—	—	136	19,030
Net interest income	34,818	15,995	—	116	50,929
Provision for (release of) credit losses	(432)	4,017	—	—	3,585
Provision for credit losses on unfunded commitments	65	—	—	—	65
Net interest income after provision	35,185	11,978	—	116	47,279
Noninterest income
Service charges on deposits	409	—	—	—	409
Credit card fees	—	4,395	—	—	4,395
Mortgage banking revenue	278	—	—	1,682	1,960
Government lending revenue	1,207	—	—	—	1,207
Government loan servicing revenue(1)	(1,256)	—	6,559	—	5,303
Loan servicing rights	292	—	—	—	292
Other income	618	30	—	147	795
Total noninterest income	1,548	4,425	6,559	1,829	14,361
Noninterest expenses
Salaries and employee benefits	12,048	3,792	2,625	1,602	20,067
Occupancy and equipment	2,315	1,047	391	189	3,942
Professional fees	2,233	1,228	271	393	4,125
Data processing	452	6,983	67	49	7,551
Advertising	765	598	297	156	1,816
Loan processing	927	271	9	268	1,475
Merger-related expenses	—	—	—	—	—
Operational and other card fraud related losses	72	618	—	—	690
Regulatory assessment expenses	583	214	64	64	925
Other operating	1,277	639	558	121	2,595
Total noninterest expenses	20,672	15,390	4,282	2,842	43,186
Net income (loss) before taxes	$16,061	$1,013	$2,277	$(897)	$18,454

Total assets	$3,689,273	$143,716	$27,818	$29,131	$3,889,938
_______________
(1)     Gross government loan servicing revenue totaled $6.6 million, including $1.3 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended June 30, 2026.

Segments
For the three months ended September 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income(2)	$49,035	$15,628	$—	$228	$64,891
Interest expense	12,768	—	—	103	12,871
Net interest income	36,267	15,628	—	125	52,020
Provision for credit losses	1,852	2,798	—	—	4,650
Provision for credit losses on unfunded commitments	217	—	—	—	217
Net interest income after provision	34,198	12,830	—	125	47,153
Noninterest income
Service charges on deposits	425	—	—	—	425
Credit card fees	—	4,509	—	—	4,509
Mortgage banking revenue	315	—	—	1,612	1,927
Government lending revenue	14	—	—	—	14
Government loan servicing revenue(1)	(1,074)	—	5,339	—	4,265
Loan servicing rights	368	—	—	—	368
Other income (loss)	(557)	(33)	—	150	(440)
Total noninterest income	(509)	4,476	5,339	1,762	11,068
Noninterest expenses
Salaries and employee benefits	10,559	3,271	2,455	1,443	17,728
Occupancy and equipment	1,635	632	416	166	2,849
Professional fees	1,079	571	198	283	2,131
Data processing	350	7,154	97	53	7,654
Advertising	694	833	76	111	1,714
Loan processing	740	15	67	292	1,114
Merger-related expenses	697	—	—	—	697
Operational and other card fraud related losses	—	923	—	—	923
Regulatory assessment expenses	788	(30)	(11)	(7)	740
Other operating	1,493	587	614	110	2,804
Total noninterest expenses	18,035	13,956	3,912	2,451	38,354
Net income (loss) before taxes	$15,654	$3,350	$1,427	$(564)	$19,867

Total assets	$3,213,222	$134,422	$21,743	$20,055	$3,389,442
_______________
(1)     Gross government loan servicing revenue totaled $5.3 million, including $1.1 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended September 30, 2025.
(2)    Interest income of $49.0 million for the Commercial Bank includes the $1.3 million Interest Income Adjustment.

Segments
For the nine months ended September 30, 2026
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$162,024	$47,573	$—	$624	$210,221
Interest expense	56,494	—	—	322	56,816
Net interest income	105,530	47,573	—	302	153,405
Provision for credit losses	745	10,757	—	—	11,502
Provision for credit losses on unfunded commitments	216	—	—	—	216
Net interest income after provision	104,569	36,816	—	302	141,687
Noninterest income
Service charges on deposits	1,230	—	—	—	1,230
Credit card fees	—	13,607	—	—	13,607
Mortgage banking revenue	1,184	—	—	4,181	5,365
Government lending revenue	3,604	—	—	—	3,604
Government loan servicing revenue(1)	(4,183)	—	18,904	—	14,721
Loan servicing rights	1,312	—	—	—	1,312
Other income	2,202	73	5	654	2,934
Total noninterest income	5,349	13,680	18,909	4,835	42,773
Noninterest expenses
Salaries and employee benefits	36,017	11,998	8,384	5,101	61,500
Occupancy and equipment	6,626	3,229	1,219	574	11,648
Professional fees	7,170	4,825	836	1,178	14,009
Data processing	1,439	21,242	188	157	23,026
Advertising	2,666	1,333	480	369	4,848
Loan processing	2,269	323	32	777	3,401
Merger-related expenses	1,577	—	—	—	1,577
Operational and other card fraud related losses	210	2,055	23	22	2,310
Regulatory assessment expenses	1,744	661	200	191	2,796
Other operating	3,749	1,616	1,726	383	7,474
Total noninterest expenses	63,467	47,282	13,088	8,752	132,589
Net income (loss) before taxes	$46,451	$3,214	$5,821	$(3,615)	$51,871

Total assets	$3,607,589	$144,462	$28,508	$21,994	$3,802,553
_______________
(1)     Gross government loan servicing revenue totaled $18.9 million, including $4.2 million of servicing fees earned from the Commercial Bank by WindsorTM, for the nine months ended September 30, 2026.

Segments
For the nine months ended September 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$147,128	$44,566	$—	$543	$192,237
Interest expense	46,273	—	—	251	46,524
Net interest income	100,855	44,566	—	292	145,713
Provision for credit losses	3,457	7,520	—	—	10,977
Provision for credit losses on unfunded commitments	217	—	—	—	217
Net interest income after provision	97,181	37,046	—	292	134,519
Noninterest income
Service charges on deposits	945	—	—	—	945
Credit card fees	—	12,529	—	—	12,529
Mortgage banking revenue	1,043	—	—	4,469	5,512
Government lending revenue	4,222	—	—	—	4,222
Government loan servicing revenue(1)	(3,164)	—	14,641	—	11,477
Loan servicing rights	250	—	—	—	250
Other income	1,215	3	—	570	1,788
Total noninterest income	4,511	12,532	14,641	5,039	36,723
Noninterest expenses
Salaries and employee benefits	32,275	10,019	7,370	4,591	54,255
Occupancy and equipment	5,115	1,693	1,495	451	8,754
Professional fees	3,802	1,714	389	760	6,665
Data processing	1,244	20,633	283	126	22,286
Advertising	2,207	2,177	215	265	4,864
Loan processing	1,867	58	128	783	2,836
Merger-related expenses	3,361	—	—	—	3,361
Operational and other card fraud related losses	131	2,628	—	—	2,759
Regulatory assessment expenses	2,513	—	—	—	2,513
Other operating	4,719	1,441	1,222	304	7,686
Total noninterest expenses	57,234	40,363	11,102	7,280	115,979
Net income (loss) before taxes	$44,458	$9,215	$3,539	$(1,949)	$55,263

Total assets	$3,213,222	$134,422	$21,743	$20,055	$3,389,442
_______________
(1)     Gross government loan servicing revenue totaled $14.6 million, including $3.2 million of servicing fees earned from the Commercial Bank by WindsorTM, for the nine months ended September 30, 2025.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Earnings:
Net income	$13,122	$14,250	$12,018	$15,037	$15,065
Earnings per common share, diluted	0.80	0.87	0.73	0.91	0.89
Net interest margin	5.81%	5.64%	5.71%	5.94%	6.36%
Core net interest margin(2)	4.18%	4.04%	4.15%	4.19%	4.66%
Return on average assets(1)	1.38%	1.52%	1.33%	1.71%	1.77%
Return on average equity(1)	12.16%	13.80%	12.03%	15.23%	15.57%
Efficiency ratio	67.12%	66.14%	69.59%	62.32%	60.79%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$3,114,264	$3,085,950	$3,026,431	$2,959,457	$2,821,983
Total deposits	3,319,135	3,371,103	3,292,047	3,093,200	2,912,053
Total assets	3,802,553	3,889,938	3,808,467	3,606,207	3,389,442
Total stockholders' equity	431,450	422,205	408,859	401,757	394,770
Total average portfolio loans receivable, net deferred fees	3,135,648	3,058,476	3,008,187	2,902,033	2,789,815
Total average deposits	3,265,136	3,243,978	3,130,392	2,992,784	2,917,067
Portfolio loans-to-deposit ratio (period-end balances)	93.83%	91.54%	91.93%	95.68%	96.91%
Portfolio loans-to-deposit ratio (average balances)	96.03%	94.28%	96.10%	96.97%	95.64%

Asset Quality Ratios:
Nonperforming assets to total assets	1.59%	1.56%	1.56%	1.62%	1.54%
Nonperforming loans to total loans	1.82%	1.85%	1.83%	1.84%	1.85%
Net charge-offs to average portfolio loans (1)	0.49%	0.50%	0.40%	0.32%	0.35%
Allowance for credit losses to total loans	1.78%	1.76%	1.81%	1.85%	1.88%
Allowance for credit losses to non-performing loans	97.94%	95.51%	98.67%	100.44%	101.53%

Bank Capital Ratios:
Total risk based capital ratio(3)	12.52%	12.60%	12.52%	12.60%	12.95%
Tier-1 risk based capital ratio(3)	11.26%	11.34%	11.26%	11.34%	11.69%
Leverage ratio(3)	9.15%	8.97%	9.00%	9.24%	9.34%
Common Equity Tier-1 capital ratio(3)	11.26%	11.34%	11.26%	11.34%	11.69%
Tangible common equity(3)	9.34%	9.06%	8.40%	8.75%	9.06%
Holding Company Capital Ratios:
Total risk based capital ratio(3)	14.58%	14.49%	14.25%	14.31%	15.25%
Tier-1 risk based capital ratio(3)	13.32%	13.23%	12.99%	13.05%	13.62%
Leverage ratio(3)	10.84%	10.51%	10.48%	10.71%	10.98%
Common Equity Tier-1 capital ratio(3)	13.25%	13.16%	12.92%	12.98%	13.54%
Tangible common equity(3)	11.02%	10.54%	9.73%	10.07%	10.60%
_______________
(1)Annualized.
(2)Refer to Appendix for reconciliation of non-GAAP measures.
(3)Estimated ratio at September 30, 2026.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (continued)
	Quarter Ended
(in thousands, except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Composition of Loans:
Commercial real estate, non owner-occupied	$545,612	$561,805	$522,498	$533,141	$509,878
Commercial real estate, owner-occupied	419,186	424,109	428,632	418,701	442,827
Residential real estate	784,220	797,745	795,505	765,808	740,060
Construction real estate	380,688	370,710	365,706	359,566	344,290
Commercial and industrial	774,297	731,575	730,576	698,289	619,148
Lender finance	55,601	50,020	43,775	41,421	31,883
Business equity lines of credit	4,355	4,930	4,170	3,818	2,931
Credit card, net of reserve(4)	149,184	145,266	134,789	142,397	136,483
Other consumer loans	5,539	3,772	4,779	1,930	2,010
Portfolio loans receivable	$3,118,682	$3,089,932	$3,030,430	$2,965,071	$2,829,510
Deferred origination fees, net	(4,418)	(3,982)	(3,999)	(5,614)	(7,527)
Portfolio loans receivable, net	$3,114,264	$3,085,950	$3,026,431	$2,959,457	$2,821,983

Composition of Deposits:
Noninterest-bearing	$844,536	$897,363	$871,677	$852,741	$857,543
Interest-bearing demand	323,139	391,544	341,723	257,233	275,767
Savings	30,538	23,077	21,471	11,679	12,835
Money markets	1,379,580	1,390,778	1,276,034	1,105,183	989,159
Customer time deposits	410,479	437,358	478,085	489,687	539,207
Brokered time deposits	330,863	230,983	303,057	376,677	237,542
Total deposits	$3,319,135	$3,371,103	$3,292,047	$3,093,200	$2,912,053

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$75,348	$106,885	$72,933	$107,283	$80,651
Mortgage loans sold	47,911	87,059	52,423	82,998	66,409
Gain on sale of loans	1,404	2,362	1,496	2,145	1,698
Purchase volume as a % of originations	90.50%	86.14%	73.15%	72.77%	92.32%
Gain on sale as a % of loans sold(5)	2.93%	2.71%	2.85%	2.58%	2.56%
Mortgage commissions	$591	$947	$594	$899	$656

OpenSky™ Portfolio Metrics:
Open customer accounts	575,841	588,594	588,190	585,492	587,641
Secured credit card loans, gross	$93,672	$96,026	$90,021	$97,313	$98,793
Unsecured credit card loans, gross	57,589	51,234	46,574	47,131	39,576
Noninterest secured credit card deposits	162,354	166,174	165,506	163,184	166,874
_______________
(4)Credit card loans are presented net of reserve for interest and fees.
(5)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Quarter Ended
(in thousands, except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net Income	$13,122	$14,250	$12,018	$15,037	$15,065
Deduct: Income from the Call of Brokered Time Deposits, Net of Tax	—	—	—	—	(3,489)
Add: Merger-Related Expenses, Net of Tax	1,577	—	—	—	575
Core Net Income	$14,699	$14,250	$12,018	$15,037	$12,151

Weighted Average Common Shares - Diluted	16,482	16,373	16,441	16,493	16,844
Earnings per Share - Diluted	$0.80	$0.87	$0.73	$0.91	$0.89
Core Earnings per Share - Diluted	$0.89	$0.87	$0.73	$0.91	$0.72

Average Assets	$3,765,041	$3,761,511	$3,651,812	$3,498,540	$3,378,296
Return on Average Assets(1)	1.38%	1.52%	1.33%	1.71%	1.77%
Core Return on Average Assets(1)	1.55%	1.52%	1.33%	1.71%	1.43%

Average Equity	$427,950	$414,044	$405,302	$391,750	$383,922
Return on Average Equity(1)	12.16%	13.80%	12.03%	15.23%	15.57%
Core Return on Average Equity(1)	13.63%	13.80%	12.03%	15.23%	12.56%

Net Interest Income	$53,078	$50,929	$49,398	$50,279	$52,020
Noninterest Income	15,039	14,361	13,373	12,464	11,068
Total Revenue	$68,117	$65,290	$62,771	$62,743	$63,088
Noninterest Expense	45,722	43,186	43,681	39,103	38,354
Efficiency Ratio(2)	67.1%	66.1%	69.6%	62.3%	60.8%

Net Interest Income	$53,078	$50,929	$49,398	$50,279	$52,020
Deduct: Income from the Call of Brokered Time Deposits	—	—	—	—	4,618
Core Net Interest Income (a)	$53,078	$50,929	$49,398	$50,279	$47,402
Noninterest Income (b)	15,039	14,361	13,373	12,464	11,068
Core Revenue (a) + (b)	$68,117	$65,290	$62,771	$62,743	$58,470

Noninterest Expense	$45,722	$43,186	$43,681	$39,103	$38,354
Less: Merger-Related Expenses	1,577	—	—	—	697
Core Noninterest Expense	$44,145	$43,186	$43,681	$39,103	$37,657
Core Efficiency Ratio(2)	64.8%	66.1%	69.6%	62.3%	64.4%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Nine Months Ended
(in thousands, except per share data)	September 30, 2026	September 30, 2025

Net Income	$39,390	$42,133
Deduct: Income from the Call of Brokered Time Deposits, Net of Tax	—	(3,489)
Add: Merger-Related Expenses, Net of Tax	1,577	2,609
Core Net Income	$40,967	$41,253

Weighted Average Common Shares - Diluted	16,437	16,850
Earnings per Share - Diluted	$2.40	$2.50
Core Earnings per Share - Diluted	$2.49	$2.45

Average Assets	$3,726,551	$3,298,170
Return on Average Assets(1)	1.41%	1.71%
Core Return on Average Assets(1)	1.47%	1.67%

Average Equity	$415,848	$373,020
Return on Average Equity(1)	12.66%	15.10%
Core Return on Average Equity(1)	13.17%	14.79%

Net Interest Income	$153,405	$145,713
Noninterest Income	42,773	36,723
Total Revenue	$196,178	$182,436
Noninterest Expense	132,589	115,979
Efficiency Ratio(2)	67.6%	63.6%

Net Interest Income	$153,405	$145,713
Deduct: Income from the Call of Brokered Time Deposits	—	4,618
Core Net Interest Income (a)	$153,405	$141,095
Noninterest Income (b)	42,773	36,723
Core Revenue (a) + (b)	$196,178	$177,818

Noninterest Expense	$132,589	$115,979
Less: Merger-Related Expenses	1,577	3,361
Core Noninterest Expense	$131,012	$112,618
Core Efficiency Ratio(2)	66.8%	63.3%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Core Net Interest Margin	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net Interest Income	$53,078	$50,929	$49,398	$50,279	$52,020
Less: Credit Card Loan Income	16,405	15,808	14,882	16,196	15,386
Net Interest Income Excluding Credit Card	36,673	35,121	34,516	34,083	36,634
Average Interest Earning Assets	3,625,039	3,619,887	3,509,115	3,360,576	3,246,653
Less: Average Credit Card Loans	143,858	137,052	133,712	133,858	129,100
Average Core Interest Earning Assets	$3,481,181	$3,482,835	$3,375,403	$3,226,718	$3,117,553
Core Net Interest Margin	4.18%	4.04%	4.15%	4.19%	4.66%

Core Net Interest Margin	Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025

Net Interest Income	$153,405	$145,713
Less: Credit Card Loan Income	47,095	43,651
Core Net Interest Income	106,310	102,062
Average Interest Earning Assets	3,585,117	3,166,588
Less: Average Credit Card Loans	138,244	123,117
Average Core Interest Earning Assets	$3,446,873	$3,043,471
Core Net Interest Margin	4.12%	4.48%

Core Loan Yield	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Portfolio Loans Receivable Interest Income	$67,942	$65,110	$64,009	$64,670	$60,610
Less: Credit Card Loan Income	16,405	15,808	14,882	16,196	15,386
Core Portfolio Loans Receivable Interest Income	$51,537	$49,302	$49,127	$48,474	$45,224
Average Portfolio Loans Receivable	3,135,648	3,058,476	3,008,187	2,902,033	2,789,815
Less: Average Credit Card Loans	143,858	137,052	133,712	133,858	129,100
Total Core Average Portfolio Loans Receivable	$2,991,790	$2,921,424	$2,874,475	$2,768,175	$2,660,715
Core Portfolio Loans Receivable Yield	6.83%	6.77%	6.93%	6.95%	6.74%

Core Loan Yield	Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025

Portfolio Loans Receivable Interest Income	$197,062	$179,710
Less: Credit Card Loan Income	47,095	43,651
Core Portfolio Loans Receivable Interest Income	$149,967	$136,059
Average Portfolio Loans Receivable	3,067,904	2,719,834
Less: Average Credit Card Loans	138,244	123,117
Total Core Average Portfolio Loans Receivable	$2,929,660	$2,596,717
Core Portfolio Loans Receivable Yield	6.84%	7.01%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net Income	$13,122	$14,250	$12,018	$15,037	$15,065
Add: Income Tax Expense	4,424	4,204	3,853	4,644	4,802
Add: Provision for Credit Losses	4,903	3,585	3,014	3,988	4,650
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	(54)	65	205	(29)	217
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$22,395	$22,104	$19,090	$23,640	$24,734

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025

Net Income	$39,390	$42,133
Add: Income Tax Expense	12,481	13,130
Add: Provision for Credit Losses	11,502	10,977
Add: Provision for Credit Losses on Unfunded Commitments	216	217
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$63,589	$66,457

Core PPNR	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net Income	$13,122	$14,250	$12,018	$15,037	$15,065
Add: Income Tax Expense	4,424	4,204	3,853	4,644	4,802
Add: Provision for Credit Losses	4,903	3,585	3,014	3,988	4,650
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	(54)	65	205	(29)	217
Deduct: Income from the Call of Brokered Time Deposits	—	—	—	—	(4,618)
Add: Merger-Related Expenses	1,577	—	—	—	697
Core PPNR	$23,972	$22,104	$19,090	$23,640	$20,813

Core PPNR	Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025

Net Income	$39,390	$42,133
Add: Income Tax Expense	12,481	13,130
Add: Provision for Credit Losses	11,502	10,977
Add: Provision for Credit Losses on Unfunded Commitments	216	217
Deduct: Income from the Call of Brokered Time Deposits	—	(4,618)
Add: Merger-Related Expenses	1,577	3,361
Core PPNR	$65,166	$65,200

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Allowance for Credit Losses	$55,493	$54,431	$54,680	$54,660	$53,045
Total Portfolio Loans	3,114,264	3,085,950	3,026,431	2,959,457	2,821,983
Allowance for Credit Losses to Total Portfolio Loans	1.78%	1.76%	1.81%	1.85%	1.88%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Allowance for Credit Losses	$55,493	$54,431	$54,680	$54,660	$53,045
Less: Credit Card Allowance for Credit Losses	9,777	8,904	7,802	8,232	7,413
Commercial Bank Allowance for Credit Losses	$45,716	$45,527	$46,878	$46,428	$45,632
Total Portfolio Loans	3,114,264	3,085,950	3,026,431	2,959,457	2,821,983
Less: Gross Credit Card Loans	144,258	141,446	131,887	137,905	130,897
Commercial Bank Portfolio Loans	$2,970,006	$2,944,504	$2,894,544	$2,821,552	$2,691,086
Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	1.54%	1.55%	1.62%	1.65%	1.70%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Total Nonperforming Assets	$60,518	$60,843	$59,273	$58,276	$52,247
Total Assets	3,802,553	3,889,938	3,808,467	3,606,207	3,389,442
Nonperforming Assets to Total Assets	1.59%	1.56%	1.56%	1.62%	1.54%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Total Nonperforming Loans	$56,662	$56,987	$55,417	$54,421	$52,247
Total Portfolio Loans	3,114,264	3,085,950	3,026,431	2,959,457	2,821,983
Nonperforming Loans to Total Portfolio Loans	1.82%	1.85%	1.83%	1.84%	1.85%

Appendix

Reconciliation of Non-GAAP Measures

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Total Net Charge-Offs	$3,841	$3,834	$2,994	$2,373	$2,476
Total Average Portfolio Loans	3,135,648	3,058,476	3,008,187	2,902,033	2,789,815
Net Charge-Offs to Average Portfolio Loans, Annualized	0.49%	0.50%	0.40%	0.32%	0.35%

Net Charge-offs to Average Portfolio Loans	Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025

Total Net Charge-Offs	$10,669	$10,008
Total Average Portfolio Loans	3,067,904	2,719,834
Net Charge-Offs to Average Portfolio Loans, Annualized	0.46%	0.49%

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Total Stockholders' Equity	$431,450	$422,205	$408,859	$401,757	$394,770
Less: Intangible Assets	39,958	40,219	40,480	40,740	41,002
Tangible Common Equity	$391,492	$381,986	$368,379	$361,017	$353,768
Period End Shares Outstanding	16,328,648	16,289,288	16,286,480	16,373,288	16,589,241
Tangible Book Value per Share	$23.98	$23.45	$22.62	$22.05	$21.33

Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net Income	$13,122	$14,250	$12,018	$15,037	$15,065
Add: Intangible Amortization, Net of Tax	195	201	197	200	199
Net Tangible Income	$13,317	$14,451	$12,215	$15,237	$15,264
Average Equity	427,950	414,044	405,302	391,750	383,922
Less: Average Intangible Assets	40,116	40,377	40,628	40,884	37,706
Net Average Tangible Common Equity	$387,834	$373,667	$364,674	$350,866	$346,216
Return on Average Equity	12.16%	13.80%	12.03%	15.23%	15.57%
Return on Average Tangible Common Equity	13.62%	15.51%	13.58%	17.23%	17.49%

Return on Average Tangible Common Equity	Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025

Net Income	$39,390	$42,133
Add: Intangible Amortization, Net of Tax	594	599
Net Tangible Income	$39,984	$42,732
Average Equity	415,848	373,020
Less: Average Intangible Assets	40,372	38,048
Net Average Tangible Common Equity	$375,476	$334,972
Return on Average Equity	12.66%	15.10%
Return on Average Tangible Common Equity	14.24%	17.06%

Appendix

Reconciliation of Non-GAAP Measures

Core Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Core Net Income	$14,699	$14,250	$12,018	$15,037	$12,151
Add: Intangible Amortization, Net of Tax	195	201	197	200	199
Core Net Tangible Income	$14,894	$14,451	$12,215	$15,237	$12,350
Core Return on Average Tangible Common Equity	15.24%	15.51%	13.58%	17.23%	14.15%

Core Return on Average Tangible Common Equity	Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025

Core Net Income	$40,967	$41,253
Add: Intangible Amortization, Net of Tax	594	599
Core Net Tangible Income	$41,561	$41,852
Core Return on Average Tangible Common Equity	14.80%	16.70%

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the Washington, D.C., and Baltimore, Maryland metropolitan markets, one bank branch in Fort Lauderdale, Florida, one bank branch in Chicago, Illinois and one bank branch in Raleigh, North Carolina. Capital Bancorp had assets of approximately $3.8 billion at September 30, 2026 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.
While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors that could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; geopolitical concerns, including acts or threats of terrorism and the ongoing wars in Iran and Ukraine; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the effects of federal government shutdowns, debt ceiling standoff, or other fiscal policy uncertainty; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them; climate change, and other catastrophic disasters; the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; the Company’s ability to remediate the material weakness in the Company’s internal control over financial reporting; the effect of the IFH acquisition or any other acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations, including the planned growth of Windsor AdvantageTM; the possibility that the Company's pending merger with Peoples does not close when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the possibility that the anticipated benefits and cost savings from the merger with Peoples may not be fully realized or may take longer to realize than expected; disruptions to the Company's business as a result of the announcement and pendency of the merger with Peoples; the possibility that the merger with Peoples may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and our ability to manage the risks involved in the foregoing.
These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Jake Dalaya (301) 637-5118
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com